SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ECHELON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2009

10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2009 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Thursday, May 14, 2009 at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126. At the meeting we will:

1.	Elect three Class B directors for a term of three years and until their successors are duly elected and qualified;

2.	Reapprove our Management Bonus Plan;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, March 23, 2009 are entitled to notice of and to vote at the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

Sincerely,

M. Kenneth Oshman
Chairman of the Board and Chief Executive Officer

San Jose, California

April 3, 2009

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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ECHELON CORPORATION

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2009 Annual Meeting of Stockholders to be held at 570 Meridian Avenue, San Jose, California 95126 on Thursday, May 14, 2009, at 10:00 a.m., Pacific Time. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Beginning on April 3, 2009, we made copies of this Proxy Statement available to persons who were stockholders at the close of business on March 23, 2009, the record date for the annual meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules recently adopted by the Securities and Exchange Commission, or the SEC, we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice of Internet Availability. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

The Notice of Internet Availability will provide you with instructions on how to:

•	View on the Internet our proxy materials for our annual meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Costs of Solicitation

We will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

•	Forwarding the Notice of Internet Availability to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 23, 2009, are entitled to attend and vote at the annual meeting. On the record date, 40,591,600 shares of our common stock were outstanding and held of record. The closing price of our common stock on the Nasdaq Stock Market on the record date was $7.50 per share.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the annual meeting or this Proxy Statement.

Q: Why am I receiving these proxy materials?

A: Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 14, 2009. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q: What is the Notice of Internet Availability?

A: In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the annual meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

We expect to mail the Notice of Internet Availability on or about April 3, 2009, to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:	What proposals will be voted on at the annual meeting?

A: There are three proposals scheduled to be voted on at the annual meeting:

•	Election of the nominees for director set forth in this Proxy Statement;

•	Reapproval of our Management Bonus Plan; and

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:	What is Echelon’s voting recommendation?

A: Our Board of Directors recommends that you vote your shares “FOR” each of the three nominees to our Board of Directors, “FOR” reapproval of our Management Bonus Plan and “FOR” ratification of the appointment of our independent registered public accounting firm.

Q:	Who can vote at the meeting?

A: Our Board of Directors has set March 23, 2009 as the record date for the annual meeting. All stockholders who owned Echelon common stock at the close of business on March 23, 2009, or the record date, may attend and vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 23, 2009, 40,591,600 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Echelon hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Echelon’s transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Echelon or to vote in person at the annual meeting.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual meeting.

Q:	How many votes does Echelon need to hold the annual meeting?

A: A majority of Echelon’s outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card or voted by telephone or via the Internet.

Q:	How are votes counted?

A: You may vote either “FOR” or “WITHHOLD” with respect to each Class B nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each Class B Director nominee, “FOR reapproval of our Management Bonus Plan and “FOR” ratification of the appointment of our independent registered public accounting firm. If you do not vote and you hold your shares in a brokerage account or through a bank or other nominee, also known as “street name” (see description of “Beneficial Ownership” above), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker, bank or other nominee does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name and that are not voted, known as “broker non-votes,” may be counted for the purpose of establishing a quorum for the annual meeting as described above under the caption “Beneficial Ownership.” Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:	What is the voting requirement to approve each of the proposals?

A: With respect to Proposal One (the election of our Class B directors), directors are elected by a plurality vote, and therefore the three individuals receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Proposal Two (reapproval of our Management Bonus Plan) and Proposal Three (ratification of the appointment of our independent registered public accounting firm) require the affirmative “FOR” vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:	How can I vote my shares in person at the annual meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring your proxy card or proof of identification to the annual meeting. Even if you plan to attend the annual meeting, Echelon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other holder of record in order to vote at the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Time, on May 13, 2009 or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.

Telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

Mail — If you are a stockholder of record, you may request a proxy card from our company, and indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be provided. Stockholders who hold shares beneficially in street name may request a voting instruction form from their broker, bank or other nominee.

Q:	How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our General Counsel, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our General Counsel prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our General Counsel or should be sent so as to be delivered to our principal executive offices, Attention: General Counsel.

A stockholder of record who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid later Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 13, 2009.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares by attending the annual meeting and voting in person.

Q:	Where can I find the voting results of the annual meeting?

A: The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:	Who are the proxies and what do they do?

A: The two persons named as proxies on the proxy card, Kathleen B. Bloch, our Senior Vice President and General Counsel, and Oliver R. Stanfield, our Executive Vice president and Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals One, Two and Three.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A: If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:	What happens if additional proposals are presented at the annual meeting?

A: Other than the three proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kathleen B. Bloch, our Senior Vice President and General Counsel, and Oliver R. Stanfield, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Echelon’s Class B nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:	Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Echelon’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A: Echelon will bear all expenses of soliciting proxies. Echelon may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Echelon may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Echelon may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Echelon’s costs for such services, if retained, will not be significant.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Stockholders may also recommend candidates for election to our Board of Directors (See “Corporate Governance and Other Matters—Consideration of Stockholder Recommendations and Nominations of Board Members”). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2010 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, no later than December 4, 2009, which is the date 120 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2010 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2010 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, for the 2010 annual meeting of stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days notice or prior public disclosure to stockholders of the date of the 2010 annual meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2010 annual meeting was mailed or public disclosure was made. For example, if we provide notice of our 2010 annual meeting on April 4, 2010 for a 2010 annual meeting on May 18, 2010, any such proposal or nomination will be considered untimely if submitted to us after April 14, 2010. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a

comparable national news service, or in a document publicly filed by us with the SEC. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2010 annual meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our 2010 proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2010 annual meeting is February 17, 2010, the date which is 45 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2010 annual meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2010 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2010 annual meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors adopted Corporate Governance Guidelines in November 2002 that outline, among other matters, the role and functions of the Board of Directors and the composition and responsibilities of various committees of the Board of Directors. The Corporate Governance Guidelines are available, along with other important corporate governance materials, at the investor relations section of our website at www.echelon.com.

The Corporate Governance Guidelines provide, among other things, that:

•	A majority of the directors must meet the independence criteria established by Nasdaq.

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If the Chairman of the Board is not an independent director, then a Presiding Director must be appointed by the outside directors to assume the responsibility of chairing the regularly scheduled meetings of outside directors.

•	Our Board of Directors shall have a policy of holding separate meeting times for outside directors.

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All of the members of the Nominating and Governance Committee, Audit Committee and Compensation Committee must meet the criteria for independence established by Nasdaq, except that the Board may make exceptions to this policy with respect to the Nominating and Governance Committee that are consistent with regulatory requirements.

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Our Board of Directors shall have responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices.

In April, 2008, our Board of Directors appointed Robert J. Finocchio, Jr. as Presiding Director. Pursuant to the Corporate Governance Guidelines, the Presiding Director was selected by our non-employee directors and assumed the responsibilities of chairing meetings of non-employee directors, serving as the liaison between our Chief Executive Officer and our independent directors, approving Board of Directors meeting agendas and schedules and information flow to our Board of Directors and such further responsibilities that the non-employee directors as a whole designate from time to time.

As the operation of the Board of Directors is a dynamic process, the Board of Directors regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. Accordingly, the Board of Directors may modify the Corporate Governance Guidelines from time to time, as it deems appropriate.

Consideration of Stockholder Recommendations and Nominations of Board Members

The Nominating and Corporate Governance Committee of our Board of Directors will consider both recommendations and nominations from stockholders for candidates to our Board of Directors. A stockholder who desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and our company within the last three years and evidence of the nominating person’s ownership of our stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in our Bylaws, including, (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our company which are beneficially owned by such person, (d) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors and (e) such person’s written consent to being named as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice: (a) the name and address, as they appear on our company’s books, of such stockholder, (b) the class and number of shares of our company which are beneficially owned by such stockholder and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for our Board of Directors

The Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors select, as director nominees:

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The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.

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The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by Nasdaq or the SEC, it is the current sense of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess.

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After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.

Standards of Business Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics can be viewed at the investor relations section of our website at www.echelon.com. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Stockholder Communications

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy, which Financial Information Integrity Policy can be viewed at the investor relations section of our website at www.echelon.com) will first go to our General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” our General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of our stockholder communications log that our General Counsel maintains with respect to all stockholder communications.

At least quarterly, or more frequently as our General Counsel deems appropriate, our General Counsel will forward all such original stockholder communications along with the related memos to our Board of Directors for review.

Any stockholder communication marked “confidential” will be logged by our General Counsel as “received” but will not be reviewed, opened or otherwise held by our General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our General Counsel.

Meetings and Attendance of the Board of Directors and Committees of the Board of Directors

Attendance of Directors at 2008 Annual Meeting of Stockholders

It is the policy of our Board of Directors to strongly encourage board members to attend the annual meeting of stockholders. All but two member of our Board of Directors attended in person our annual meeting of stockholders on May  27, 2008.

Attendance at Board and Committee Meetings

Our Board of Directors held seven meetings in 2008. Each director is expected to attend each meeting of our Board of Directors and those Committees on which he or she serves. During 2008, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served. During 2008, certain matters were approved by our Board of Directors or a committee of our Board of Directors by unanimous written consent.

Committees of the Board of Directors

Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a written charter that has been approved by our

Board of Directors, copies of which can be viewed at the investor relations section of our website at www.echelon.com. Pursuant to our 1997 Stock Option Plan, our Board delegated authority to our Chief Executive Officer, Mr. Oshman, to grant stock options and performance shares to employees who are not executive officers of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:

Compensation Committee

In 2008, the Compensation Committee consisted of directors Armas Clifford Markkula, Jr., Robert R. Maxfield and Richard M. Moley until April 28, 2008, when Betsy Rafael was appointed to the Compensation Committee following the resignation on the same date of Robert R. Maxfield from the Compensation Committee. The current members of the Compensation Committee are Armas Clifford Markkula, Jr., Richard M. Moley (Chair) and Betsy Rafael. The Compensation Committee held five meetings in 2008. The purposes of the Compensation Committee are to:

•	discharge the responsibilities of our Board of Directors relating to compensation of our executive officers;

•	approve and evaluate executive officer compensation plans, policies and programs; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.

The responsibilities of the Compensation Committee include annually reviewing and approving, for our Chief Executive Officer and our other executive officers, (1) annual base salary, (2) annual incentive bonus, including the specific goals and amount, (3) equity compensation, (4) employment agreements, severance arrangements and change in control agreements and provisions and (5) any other benefits, compensation or arrangements; and conducting an annual review of the performance of our Chief Executive Officer.

Audit Committee

In 2008, the Audit Committee consisted of directors, Robert J. Finocchio, Jr., Robert R. Maxfield and Betsy Rafael, until February 14, 2008. On February 15, 2008, Robyn M. Denholm was appointed to the Audit Committee following the resignation of Robert R. Maxfield from the Audit Committee. The current members of the Audit Committee are Robyn M. Denholm, Robert J. Finocchio, Jr. (Chair) and Betsy Rafael. Our Board of Directors has determined that directors Denholm, Finocchio and Rafael are “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that all members of our Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee held five meetings in 2008. The purposes of the Audit Committee are to:

•	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

•

assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance and (4) our internal accounting and financial controls;

•	outline to our Board of Directors the results of its monitoring and recommendations derived therefrom and improvements made, or to be made, in internal accounting controls;

•	prepare the report that the rules of the SEC require to be included in our annual proxy statement;

•	appoint our independent registered public accounting firm; and

•

provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors.

The responsibilities of the Audit Committee include the continuous review of the adequacy of our system of internal controls; oversight of the work of our independent registered public accounting firm, including a post-audit review of the financial statements and audit findings; oversight of compliance with SEC requirements regarding audit related matters; review, in conjunction with counsel, any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.

Nominating and Corporate Governance Committee

In 2008, the Nominating and Corporate Governance Committee consisted of directors Armas Clifford Markkula, Jr., Richard M. Moley and Larry Sonsini. The current members of the Nominating and Corporate Governance Committee are Armas Clifford Markkula, Jr., Richard M. Moley and Larry Sonsini (Chair). The Nominating and Corporate Governance Committee held one meeting in 2008. The purposes of the Nominating and Corporate Governance Committee are to:

•	assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	develop and recommend to our Board of Directors the governance principles applicable to our company;

•	oversee the evaluation of our Board of Directors and management; and

•	recommend to our Board of Directors director nominees for each committee.

The responsibilities of the Nominating and Corporate Governance Committee include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; overseeing the performance evaluation process of our Board of Directors; making recommendations to our Board of Directors concerning the appointment of directors to committees, selecting Board committee chairs and proposing the slate of directors for election; and making recommendations to our Board of Directors regarding compensation for non-employee directors and Board committee members.

Director Independence

Our Board of Directors has affirmatively determined that each of its members, other than Robert R. Maxfield and M. Kenneth Oshman, are independent directors under the listing standards of the Marketplace Rules of the Nasdaq Stock Market and applicable SEC rules, and that all of its members, other than Dr. Maxfield, Mr. Oshman, and Ms. Denholm, who joined our Board of Directors in February 2008, were independent directors under the listing standards of the Marketplace Rules of the Nasdaq Stock Market in the three prior years.

Our Board of Directors has also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards and the rules of the SEC. Additionally, our Board of Directors has determined that all members of the Compensation Committee meet the non-employee definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and the outside director definition of Section  162(m) of the Internal Revenue Code of 1986, as amended.

Director Compensation

In November 2002, our Board of Directors determined that in consideration for service on our Board of Directors, each non-employee director shall receive a cash payment of $20,000 per fiscal year, to be payable on or before the day of the first meeting of our Board of Directors in each fiscal year. On February 8, 2007, our Board of Directors approved changes to the cash compensation payable to the non-employee directors. Accordingly, beginning in 2007 the cash compensation payable to each non-employee director was increased to $40,000 per fiscal year, to be paid quarterly.

In addition, in consideration for service on our Board of Directors or on one or more of our Compensation and/or Nominating and Corporate Governance Committees of our Board of Directors, each non-employee director shall receive a cash payment of $1,000 per Board of Directors meeting or Committee meeting attended, to be payable on the date of each such meeting so attended. We also determined that in consideration of the significantly greater time commitment and potential risk exposure for serving as a member of our Audit Committee, each director shall receive a cash payment of $2,000 per Audit Committee meeting attended, to be payable on the date of each such meeting so attended.

Furthermore, non-employee directors are eligible to participate in our 1997 Stock Plan. The Board has adopted a program, effective as of the July 27, 2008 expiration date of the 1998 Director Option Plan, for automatically granting awards of nonqualified stock options to non-employee directors under the 1997 Plan on the same terms as grants previously made under the 1998 Director Option Plan. Such program provides for the automatic grant of an option to purchase 25,000 shares of common stock on the date on which such person first becomes a non-employee director. Additionally, each non-employee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this program are fully vested at grant. On February 15, 2008, Ms. Denholm was granted a 25,000 share option under the 1998 Director Option Plan at a per share exercise price of $12.73. On May 27, 2008, the date of our 2008 annual meeting of stockholders, directors Finocchio, Markkula, Moley, Rafael and Sonsini were each granted a 10,000 share option under the 1998 Director Option Plan at a per share exercise price of $13.32.

Director Summary Compensation Table for Fiscal 2008

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)(3)	Total ($)
Robyn M. Denholm	57,000	142,993	199,993
Robert J. Finocchio, Jr.	56,000	51,285	107,285
Armas Clifford Markkula, Jr.	52,000	51,285	103,285
Robert R. Maxfield (4)	36,000	—	36,000
Richard M. Moley	53,000	51,285	104,285
Betsy Rafael	59,000	51,285	110,285
Larry W. Sonsini	48,000	51,285	99,285

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures) for fiscal 2008, in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2008. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009. These amounts do not correspond to the actual value that will be recognized by the directors upon exercise or sale of such awards.
(2)	In connection with her appointment to our Board of Directors, on February 15, 2008, Ms. Denholm was granted a fully vested option to purchase 25,000 shares at a per share exercise price of $12.73, the closing price of our common stock on that date. On May 27, 2008, the date of our annual meeting of stockholders, each non-employee director serving in such capacity for at least the prior six months was granted a fully vested option to purchase 10,000 shares at a per share exercise price of $13.32, the closing price of our common stock on that date.
(3)	As of December 31, 2008, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Robyn M. Denholm	25,000
Robert J. Finocchio, Jr.	50,000
Armas Clifford Markkula, Jr.	50,000
Robert R. Maxfield	30,000
Richard M. Moley	50,000
Betsy Rafael	20,000
Larry W. Sonsini	50,000

(4)	Robert R. Maxfield was classified as a non-employee director until April 28, 2008, when he was appointed Senior Vice President of Products of our company, a position he held until October 3, 2008. In addition to serving on our Board, Dr. Maxfield serves as a consultant to our company.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Directors Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2009 Annual Meeting of Stockholders and they have been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 14, 2009. Directors Robyn M. Denholm, Richard M. Moley and Betsy Rafael are the Class C directors whose terms will expire at the 2010 Annual Meeting of Stockholders and M. Kenneth Oshman and Larry W. Sonsini are the Class A directors whose terms will expire at the 2011 Annual Meeting of Stockholders. All of the directors, including the Class B nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the three Class B nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of each of the Class B nominees listed above.

Director Information

Current Directors

The names of the members of our Board of Directors, including the Class B nominees, their ages as of March 23, 2009 and certain information about them, are set forth below.

Name	Age	Principal Occupation
M. Kenneth Oshman (1)	68	Chairman of the Board and Chief Executive Officer of Echelon
Robyn M. Denholm (3)	45	Chief Financial Officer of Juniper Networks, Inc.
Robert J. Finocchio, Jr. (2) (3)	57	Corporate director, private investor and part time professor
Armas Clifford Markkula, Jr. (2) (4) (5)	67	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield (2)	67	Private investor
Richard M. Moley (4) (5)	70	Private investor
Betsy Rafael (3) (4)	47	Vice President, Corporate Controller and Principal Accounting Executive of Apple, Inc.
Larry W. Sonsini (2) (5)	68	Chairman of Wilson Sonsini Goodrich & Rosati, P.C.

(1)	Sole member of the stock option committee.
(2)	Denotes nominee for election at the 2009 Annual Meeting of Stockholders.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Corporate Governance Committee.

Director Biographies

M. Kenneth Oshman has been Chief Executive Officer of our company since December 1988 and Chairman of our Board of Directors since September 1989. He also served as our President from 1988 to 2001. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of its Corporate Management Board. He remained in that position until 1986. Prior to founding ROLM, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. Mr. Oshman also serves as a director of Sun Microsystems. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Robyn M. Denholm has been a director of our company since February 2008. Ms. Denholm is currently Chief Financial Officer of Juniper Networks. Prior to joining Juniper Networks in August 2007, Ms. Denholm was employed at Sun Microsystems where she served as Senior Vice President, Corporate Strategic Planning. In that role, she was responsible for Sun’s corporate operating system, and the global sales and service administration function and she served as the leader of Sun’s business transformation initiative. Ms. Denholm joined Sun in 1996 and served in executive assignments that included Senior Vice President, Finance; Vice President and Corporate Controller (Chief Accounting Officer); Vice President, Finance; Service Division, Director, Shared Financial Services APAC and Controller, Australia/New Zealand. Prior to joining Sun, Ms. Denholm served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen and Company for five years, in various finance assignments. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia and holds a Bachelors degree in Economics from the University of Sydney and a Masters of Commerce degree from the University of New South Wales.

Robert J. Finocchio, Jr. has been a director of our company since 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Altera Corp. and Sun Microsystems. Mr. Finocchio is a Trustee of Santa Clara University. Mr. Finocchio holds a B.S. degree in Economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company’s research and development laboratory. Mr. Markkula is a trustee of Santa Clara University. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Robert R. Maxfield has been a director of our company since 1989. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor. Dr. Maxfield was a venture partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Richard M. Moley has been a director of our company since 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

Betsy Rafael has been a director of our company since November 2005. Since August 2007, Ms. Rafael has held the position of Vice President and Corporate Controller for Apple and was appointed to the additional role of Principal Accounting Executive in January 2008. From September 2006 to August 2007, Ms. Rafael held the position of Vice President, Corporate Finance for Cisco Systems. From April 2002 to September 2006, she served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics, culminating her career at Silicon Graphics as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems and Apple Computer. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael received a B.S.C. degree in Accounting from Santa Clara University.

Larry W. Sonsini has been a director of our company since 1993. Mr. Sonsini serves as Chairman of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he has practiced since 1966. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

Class B Director Nominees

Robert J. Finocchio, Jr.

Armas Clifford Markkula, Jr.

Robert R. Maxfield

Vote Required

Directors shall be elected by a plurality vote. The three Class B nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED SLATE OF CLASS B DIRECTORS.

PROPOSAL TWO

REAPPROVAL OF THE MANAGEMENT BONUS PLAN

Our Board of Directors has previously adopted, and the stockholders have previously approved, the Management Bonus Plan (the “Bonus Plan”). The stockholders are being asked to approve the Bonus Plan again, so that our company may use the Bonus Plan to achieve its goals and continue to receive a tax deduction for certain compensation paid under the Bonus Plan. The Bonus Plan is subject to the reapproval of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting. If our stockholders do not reapprove the Bonus Plan, the Bonus Plan will terminate and no bonuses will be awarded under the Bonus Plan for performance periods that begin on or after the date of the Annual Meeting. However, any awards earned under the Bonus Plan for a performance period that commenced prior to the date of the Annual Meeting will be paid pursuant to the terms of the Bonus Plan as they existed prior to the Annual Meeting.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose

The purpose of the Bonus Plan is to motivate key members of management to perform to the best of their abilities and to achieve our objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

The Bonus Plan also is designed to qualify as “performance-based” compensation under section 162(m) of the Internal Revenue Code. Under section 162(m), our company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under section 162(m), our company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on our federal income tax return.

Eligibility to Participate

The Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, it is expected that approximately 20 employees will participate in the Bonus Plan in any year.

Target Awards and Performance Goals

For each performance period, the Compensation Committee may assign each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award may be expressed as a percentage of his or her base salary at the end of the fiscal year, or may be designated as a dollar amount or some other fashion as the Compensation Committee may determine. The performance goals may require the achievement of objectives for one or more of:

•	Cash Position,

•	Earnings per Share,

•	Individual Objectives,

•	Net Income,

•	Operating Cash Flow,

•	Operating Income,

•	Return on Assets,

•	Return on Equity,

•	Return on Sales,

•	Revenue, or

•	Total Stockholder Return.

Each of these performance measures is defined in the Bonus Plan.

Actual Awards

After the performance period ends, the company may request the Compensation Committee to certify in writing whether or the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant may be determined by using a formula that will increase or decrease the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5,000,000 per person in any performance period, even if the formula otherwise indicates a larger award. In addition, the Compensation Committee has discretion to reduce or eliminate the actual award payable to any participant below that which otherwise would be payable under the formula.

Actual awards generally are to be paid in cash within two and one-half months after the performance period ends. If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee will have discretion to pay out part or all of the award otherwise earned.

Administration, Amendment and Termination

The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under section 162(m). Subject to the terms of the plan, the Compensation Committee has sole discretion to:

•	select the employees who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Bonus Plan.

The Board may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for stockholder approval if necessary to maintain the Bonus Plan’s compliance with Section 162(m).

Indemnification

Our Board of Directors and Compensation Committee are generally indemnified by our company for any liability arising from claims relating to the Bonus Plan.

U.S. Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by our company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Bonus Plan Benefits

Awards that may be issued under the Bonus Plan are determined based on actual future performance, so future actual awards cannot now be determined.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009, and our Board of Directors recommends that our stockholders vote “FOR” ratification of such appointment.

KPMG LLP was originally appointed as our independent registered public accounting firm on March 21, 2002, when we retained the firm to perform the annual audit of our financial statements for the fiscal year ended December 31, 2002. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth fees for services KPMG LLP provided during fiscal years 2008 and 2007:

	2008	2007
Audit fees (1)	$1,189,000	$914,000
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees (2)	$—	$45,814

Total	$1,189,000	$959,814

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings. The audit fees for 2008 represent the amount billed to our company as of the date of this Proxy Statement.
(2)	Represents fees for consultation and due diligence assistance regarding acquisitions that we did not pursue.

Our Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2008, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 23, 2009, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers set forth in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options held by such person that are exercisable within 60 calendar days of March 23, 2009, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 40,591,600 shares of common stock outstanding as of March 23, 2009.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
ENEL Investment Holding BV (1)	3,000,000	7.4%
Invesco Ltd. (2)	2,106,246	5.2%

Directors and Executive Officers:
M. Kenneth Oshman (3) (4)	4,943,031	12.2%
Armas Clifford Markkula, Jr. (4) (5)	1,822,038	4.5%
Oliver R. Stanfield (4) (6)	655,982	1.6%
Robert R. Maxfield (4) (7)	380,854	*
Frederik H. Bruggink (4) (8)	293,598	*
Richard M. Moley (4)	205,589	*
Kathleen B. Bloch (4)	177,788	*
Robert J. Finocchio, Jr. (4)	95,000	*
Larry W. Sonsini (4)	64,261	*
Robyn M. Denholm (4)	25,000	*
Betsy Rafael (4)	20,000	*
Russell Harris (4)	9,460	*
All directors and executive officers as a group (14 persons) (4)	8,712,326	21.2%

*	Less than 1%.
(1)	Affiliate of Enel S.p.A. Principal address is Viale Regina Margherita 137, Rome, Italy 00198.
(2)	The shares are held by Invesco PowerShares Capital Management LLC and Invesco PowerShares Capital Management Ireland LTD, subsidiaries of Invesco Ltd. (“Invesco”), as disclosed in a Schedule 13G/A filed by Invesco with the SEC on February 17, 2009. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.
(3)

Mr. Oshman’s principal address is c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126. Includes (i) 2,905,047 shares held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, (ii) 16,452 shares held by M. Kenneth Oshman, Trustee of the M. Kenneth Oshman 2008

Annuity Trust dated February 19, 2008, (iii) 16,452 shares held by M. Kenneth Oshman, Trustee of the Barbara S. Oshman 2008 Annuity Trust dated February 19, 2008, (iv) 300,000 shares held by M. Kenneth Oshman, Trustee of the M. Kenneth Oshman 2008A Annuity Trust dated August 1, 2008, (v) 300,000 shares held by M. Kenneth Oshman, Trustee of the Barbara S. Oshman 2008A Annuity Trust dated August 1, 2008, (vi) 458,326 shares held by M. Kenneth Oshman, Trustee of M. Kenneth Oshman 2009 Annuity Trust dated 2/20/09, (vii) 458,326 shares held by M. Kenneth Oshman, Trustee of Barbara S. Oshman 2009 Annuity Trust dated 2/20/09, (viii) 488,428 shares held by O-S Ventures, of which Mr. Oshman is general partner.

(4)	Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of March 23, 2009 upon the exercise of options, performance shares and/or stock settled stock appreciation rights, or SARs. The number of shares issued upon the exercise of SARs will be reduced at the time of exercise by (i) a number of shares sufficient to cover the grant price times the number of shares with respect to which the SAR is being exercised plus (ii) a number of shares sufficient to cover the amount of certain minimum withholding taxes due at the time of exercise. The number of shares withheld to cover the grant price and withholding taxes will be calculated based on the fair market value of our common stock on the date of exercise.

	Options	Performance Shares	SARs
• M. Kenneth Oshman	0	0	0
• Armas Clifford Markkula, Jr.	50,000	0	0
• Oliver R. Stanfield	37,500	0	18,750
• Robert R. Maxfield	30,000	2,500	0
• Frederik H. Bruggink	35,000	0	21,564
• Richard M. Moley	50,000	0	0
• Kathleen B. Bloch	150,000	0	0
• Robert J. Finocchio, Jr.	50,000	0	0
• Larry W. Sonsini	50,000	0	0
• Robyn M. Denholm	25,000	0	0
• Betsy Rafael	20,000	0	0
• Russell Harris	0	0	0
• All directors and executive officers as a group	497,500	2,500	40,314

(5)	Includes 1,635,110 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 136,928 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership.
(6)	Includes 528,882 shares by held by Oliver Rueben Stanfield and Janet Helen Stanfield, Trustees of the Stanfield Family Trust UDT dated February 2, 2001, and 250 shares held by Mr. Stanfield’s spouse.
(7)	Includes 348,354 shares held by Robert R. Maxfield, Trustee UA DTD 12/14/87.
(8)	Of the 35,000 shares exercisable within 60 days of March 23, 2009, 26,250 shares are vested at March 23, 2009.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our executive compensation programs are designed to meet the following objectives:

•	Attract and retain motivated and talented executives with a view to the competitive nature of the marketplace in the Silicon Valley and other areas in which we may seek executive talent;

•

Provide an executive compensation structure that is not only competitive in our geographic and industry areas, but is internally equitable and consistent based on the level of responsibilities for each executive position;

•	Motivate our executives to perform to the best of their abilities through a compensation strategy that includes “pay for performance”; and

•	Align the interests of our executives with those of our stockholders by linking our financial and operating results to compensation paid to executive officers.

These objectives fit within our overall compensation philosophy by endeavoring to continuously improve our company’s performance, while recognizing the need to secure the future potential of our business. Our compensation philosophy is also intended to enhance stockholder value, provide proper compliance with regulatory and related requirements, and create a cohesive executive team.

To meet these objectives, we have implemented an executive compensation program based on the following policies:

•	Pay cash compensation in the form of executive base pay that is competitive with the practices of other leading high technology companies in our area; and

•	Pay for performance:

•

by providing long-term, significant incentives in the form of equity compensation awards, which include stock options, performance shares (also referred to as “restricted stock units”), and/or stock appreciation rights (also referred to as “SARs”), in order to retain those individuals with the leadership abilities necessary to increase long-term stockholder value; and

•

through an annual management bonus plan that is based upon our company’s strategic business or operating objectives, as well as the need to motivate executives to realize the full potential of our business.

The Compensation Committee is responsible for ensuring compliance with these objectives and policies. Accordingly, the Compensation Committee reviews and approves our company’s annual compensation arrangements with our executive officers, including annual base salary, annual incentive bonus, equity compensation, and other benefits or compensation. In performing these duties, the Compensation Committee obtains the assistance of compensation consultants from time to time, is supported by our Human Resources Department, and receives input from our executive management.

Our executive team is currently comprised of the following individuals:

Title	Name
Chief Executive Officer	M. Kenneth Oshman

Executive Vice President and Chief Financial Officer	Oliver R. Stanfield

Senior Vice President and General Counsel	Kathleen B. Bloch

Senior Vice President – General Manager/Service Provider Group	Frederik H. Bruggink

Senior Vice President of Operations	Russell Harris

Senior Vice President of Sales and Marketing	Anders Axelsson

Senior Vice President – Products	Robert Machlin

Until May 2008, our executive team also included Beatrice Yormark, who served as our President and Chief Operating Officer until her sudden passing due to a cerebral hemorrhage.

Throughout this proxy statement, our executive team is referred to as the “executive officers” and includes our “Named Executive Officers.”

Role of our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefits plans and policies, including our stockholder-approved Amended and Restated 1997 Stock Plan. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are independent for purposes of the listing standards of the Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The members of our Compensation Committee currently are Armas Clifford Markkula, Jr., Richard M. Moley and Betsy Rafael, and the Committee is chaired by Mr. Moley. Robert R. Maxfield was a member of the Compensation Committee and served as its chair until May 2008, when he accepted a temporary position with our company. To preserve the independence of the Compensation Committee, Mr. Maxfield was replaced by Ms. Rafael and Mr. Moley was made Committee Chairman. Our Compensation Committee operates under a written charter adopted by our Board of Directors which is available at the Investor Relations section of our website at www.echelon.com. The Compensation Committee held five meetings during 2008.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer, with input from our Vice President of Human Resources, reviews the performance of our Named Executive Officers and presents his findings to our Compensation Committee, together with recommendations for compensation structures to be applied to the subject year. In setting the 2008 compensation for our Named Executive Officers, our company’s former President and Chief Operating Officer, Ms. Yormark, also participated with our Chief Executive Officer in reviewing the officers’ performance. The Compensation Committee alone or in consultation with the full Board of Directors reviews our Chief Executive Officer’s performance. The Compensation Committee considers these findings and recommendations, but makes its own final determinations. This review process is generally conducted twice each year: first, in advance of annual salary adjustments and the adoption of the annual management bonus program described below, and second, in connection with the annual equity compensation award.

Role of Compensation Consultants and Benchmarking

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. For example, in 2006, the Compensation Committee engaged Compensia, a management compensation consulting firm, regarding key trends and observations for executive equity compensation practices by peer companies. This independent compensation consultant did not provide any other services to our company and received compensation only with respect to the services provided to the Compensation Committee. The Compensation Committee did not engage an independent consultant in 2008.

Each year, our company and the Compensation Committee use benchmarking to assess the competitiveness of the compensation of our officers in light of the compensation offered to executives at other companies. These peer companies are not limited to competitors, given the complex nature of our company’s business and the various geographic locations in which we compete for talent. For 2008, the Compensation Committee relied on data from AON Radford Surveys + Consulting and salary.com. Generally, this data considered companies in Northern California, generally, and the San Jose geographic area, specifically; in peer groups defined as the “software and networking industry” and the “electronics, electronic equipment and semiconductor industry”; with revenue of between $200 million and $500 million and between $500 million and $1.0 billion. While these revenue ranges are greater than our company’s revenue historically, the Compensation Committee considered that we compete for talent with larger companies such as these. The Compensation Committee also reviewed international data provided by the Radford survey, where appropriate.

The following companies were included in the relevant peer groups:

Ariba	Extreme Networks	Synopsys

BEA Systems	Foundry Networks	Tivo

Business Objects	Informatica	Ubisoft

Cadence Design Systems	Interwoven	Wind River Systems

Dolby Laboratories	Openwave

Eclipsys	Salesforce.com

The overall competitive data presented included base salary and formal incentive compensation in the 25th, 50th and 75th percentile and average compensation information. We generally target salaries to be in approximately the 75th percentile of peer group companies, although other important factors are considered, including individual performance, experience and responsibilities; maintaining internal consistency of compensation for similarly situated officers; and company performance.

Elements of Compensation

Our executive officers’ compensation, as is the case with all of our officers, has three primary components:

•	Base salary;

•	Participation in the management bonus plan; and

•	Participation in the annual equity compensation award.

In addition, we provide our executive officers with employee benefits that are generally available to all salaried employees in the geographical location in which they are based. We do not provide pension arrangements, post-termination payments, deferred compensation or other similar benefits to our executive officers, except that in the case of our Senior Vice President–General Manager/Service Provider Group, who is employed by our Netherlands subsidiary, we provide termination and pension payments as mandated by Dutch law.

We believe that this combination of elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and is conducive to executive recruitment and retention.

Base Salaries

Base salaries are designed to compensate our Named Executive Officers for services rendered during the year, and to meet competitive norms and reward performance on an annual basis. As outlined above under “Role of Compensation Consultants and Benchmarking,” we rely on data from the Radford survey and salary.com, as well as general market sources, to keep our base salaries competitive when compared to the noted peer companies.

Salaries are reviewed each year in light of individual performance. The Compensation Committee and management also give significant weight to each officer’s salary as it compares to that of other officers on our executive team, as well as to our company’s overall financial and operating results. For 2008, after considering the projected financial performance of our company at the time, and taking into account the recommendations of our Chief Executive Officer and Chief Operating Officer, the Compensation Committee determined generally to limit salary increases for our officers, including our executive officers, to base salary increases of between 2.98% and 6.00%, with most increases in the 3.0% range. For 2009, given the uncertain economic environment, as well as projected compensation trends in the relevant peer groups, the Compensation Committee, upon the recommendation of management, elected to give no increases and, instead, to hold salaries unchanged.

Management Bonus Plan

Each year we adopt a management bonus plan that is intended to motivate key members of management, including our executive officers, to perform well and achieve important company objectives. The amount of the management bonus is determined based on each manager’s expected contribution to the overall outcome of our company’s performance objectives, and also reflects market conditions. The management bonus may be paid in cash or other forms of compensation, including performance shares, and specific performance vesting requirements may be imposed, as determined by our Compensation Committee in its discretion.

In May 2004, our stockholders approved a Management Bonus Plan, and we are requesting that our stockholders re-approve the Management Bonus Plan at our 2009 Annual Meeting of Stockholders. The Management Bonus Plan was implemented, and stockholder approval was originally obtained and will be re-solicited at our 2009 Annual Meeting of Stockholders, to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deductibility by a corporation of compensation paid in cash in excess of $1.0 million paid to its chief executive officer and its four other most highly compensated executive officers. However, such compensation that qualifies as “performance based” is excluded from the $1.0 million limit if, among other requirements, such compensation in payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders. To the extent the management bonus in any year is payable in cash, we intend to maintain the eligibility of our Management Bonus Plan as providing “performance based” compensation under Section 162(m). Our Board of Directors may amend or terminate the Management Bonus Plan at any time and for any reason. Any such amendment will be submitted for stockholder approval to maintain the bonus plan’s compliance with Section 162(m).

After reviewing the recommendations of our Chief Executive Officer and Chief Operating Officer, the Compensation Committee selects which of our employees (and employees of our subsidiaries) will be eligible to receive awards under the management bonus plan. The actual number of employees who will be eligible to receive an award under the bonus plan in any year cannot be determined in advance because the Compensation Committee has the discretion to select the participants. However, it is expected that approximately 20 employees would participate in the bonus plan in any year, for each performance period. For 2008, 18 employees were eligible to participate in the management bonus plan. For 2009, 19 employees will be eligible to participate in the management bonus plan. The Compensation Committee generally will assign a target award and one or more goals that must be achieved before an award will actually be paid to a participant. The award may be expressed as a percentage of the participant’s salary, or may be designated as a dollar amount or based on some other metric as determined by the Compensation Committee. Performance metrics might include cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, revenue, total stockholder return, or other metrics. Service-based vesting may also be required before the award vests.

For the 2008 and 2009 management bonus plans, as in past years, management recommended and the Compensation Committee determined that it would be in the best interests of our company and our stockholders to continue to conserve our cash by providing for the management bonus to be allocated in performance shares rather than paid in cash. For the 2008 management bonus plan, the Compensation Committee established individual management bonus amounts for each officer, including each executive officer. Each officer was contingently granted a right to receive performance shares in an amount equal to 75% of his or her individual bonus amount, divided by the $13.32 per share closing price of Echelon’s common stock on February 11, 2008. For 2008, a return of our company’s financial performance to long-term profitability was the key performance criteria on which the Compensation Committee focused. Thus, the issuance of the shares of our common stock underlying the performance shares was subject to the requirement that our company achieve a set level of operating income for the fiscal year ended December 31, 2008. In the case of our Senior Vice President of Sales and Marketing and Senior Vice President – General Manager/Service Provider Group, 50% of the potential bonus was tied to achieving a set level of reported revenue for our LonWorks Infrastructure or Networked Energy Services product lines for the fiscal year ended December 31, 2008. However, the operating income and revenue performance criteria were not met for the fiscal year ended December 31, 2008, so the performance shares under the 2008 management bonus plan did not vest and were automatically returned to our 1997 Stock Plan.

For 2009, the Compensation Committee implemented a management bonus plan under which each manager may receive performance shares under our 1997 Stock Plan, calculated as a dollar amount approved by the Compensation Committee, divided by the $5.99 per share closing price of Echelon’s common stock on March 10, 2009. No cash bonus will be given under this management bonus plan. The Compensation Committee felt this would both conserve cash and tie the compensation of the management to the performance of the stock of the Company over the next 12 months. The company believes that the amount of each bonus generally was set at 75% or less of comparable market levels. The Compensation Committee considered that given the current uncertain economic environment, a service vesting requirement should be implemented for the 2009 management bonus plan. Thus, the issuance to each manager of the shares of Echelon common stock underlying the performance shares is subject to the requirement that the manager continue to be employed by Echelon as of March 1, 2010. If the manager is not so employed as of that date, then the performance shares will not vest and will automatically be returned to our 1997 Stock Plan.

We expect that in future years, the Compensation Committee will continue to consider imposing specific financial performance metrics under the management bonus plan.

Amended and Restated 1997 Stock Plan

Our 1997 Stock Plan was approved by our stockholders at our 2004 annual meeting. Our 1997 Stock Plan provides for the grant of the following types of incentive awards:

•	Stock options,

•	Stock purchase rights,

•	Stock appreciation rights, and

•	Performance units and performance shares.

Our 1997 Stock Plan allows for awards to be made to employees, directors and consultants who provide services to Echelon and its subsidiaries. Options may be granted as either nonqualified stock options or incentive stock options under our 1997 Stock Plan and generally must be exercised within one month following a service provider’s termination other than for death or disability. Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of our common stock between the exercise date and the date of grant, and the appreciation may be paid by our company in the form of either cash or shares of our common stock. Following a participant’s termination from our company, he or she will only be able to exercise the vested portion of the stock appreciation right for the period of time stated in the award agreement, which is generally one month following termination other than for death or disability. Stock purchase rights are awarded pursuant to agreements that grant our company the right to repurchase shares granted to a participant that remain subject to a restriction upon termination of the participant’s service with our company for any reason. The restrictions on vesting may be whatever our company determines to be appropriate, including specific performance goals. Performance units and performance shares are awards that will result in payment to a participant only if specified performance goals or other vesting criteria are met or the awards otherwise vest. Performance units have a dollar value established by our company on the date of grant and performance shares have an initial value equal to the fair market value of a share of our common stock on the date of grant.

As of March 23, 2009, a total of 17,681,264 shares of our common stock were reserved for issuance under our 1997 Stock Plan, with 6,353,026 of such shares subject to outstanding awards granted under our 1997 Stock Plan and 11,328,238 of such shares remaining available for new awards to be granted in the future.

Equity Compensation Exchange Programs

In December 2008, our company completed an equity compensation “Exchange Program” under which eligible employees were given an opportunity to exchange some or all of their outstanding stock options and SARs for a predetermined number of new SARs, if the existing awards were “underwater” on the December 17, 2008 exchange grant date for the Exchange Program. An option or SAR was “underwater” if its exercise price is more than the market value of our common stock on the exchange grant date. Our Board of Directors and Compensation Committee approved the Exchange Program to restore the retention and incentive benefits of our company’s equity awards. Non-employee members of our Board of Directors were not eligible to participate in the Exchange Program.

Under the Exchange Program, participating eligible employees received one new SAR for each exchanged option with an exercise price less than $12.00 per share. For exchanged options with an exercise price equal to or greater than $12.00 per share, participants received between 0.33 and 0.67 new SAR for each option exchanged, depending on the exercise price of the exchanged option. The exercise price of each new SAR is $7.69, which was the fair market value of our common stock on the December 17, 2008 grant date. The fair market value was determined as the closing price of our common stock reported by the Nasdaq Global Market on that date. As a result of the Exchange Program, our company accepted for cancellation options and SARs for 4,659,926 shares of our common stock. In exchange for these cancelled awards, we granted new SARs to purchase an aggregate of 3,240,890 shares of our common stock (2,017,495 shares in respect of former options and 1,223,395 shares in respect of former SARs), resulting in a net decrease of 1,419,036 shares of common stock issuable upon exercise.

Long-Term Equity Incentive Compensation, including Grant Guidelines

Our Compensation Committee regularly monitors the environment in which we operate and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. We use various forms of equity compensation to motivate and reward long-term performance and encourage our employees to participate in the ownership of our company. We have granted awards based on options, SARs and performance shares, each of which carries a vesting requirement.

Our Compensation Committee is empowered by our Board of Directors and the provisions of our 1997 Stock Plan to grant awards under the Plan. In addition, our Board of Directors has delegated to a “stock option committee,” comprised solely of our Chief Executive Officer, a limited power to make equity compensation awards. In his “stock option committee” capacity, our Chief Executive Officer is empowered to grant stock options, performance shares and/or SARs under our 1997 Stock Plan, only to non-executive officer employees of our company, up to a maximum of 25,000 shares per employee per year and an aggregate limit of 250,000 shares per year. Any equity compensation awards to any executive officer or to any employee in excess of 25,000 shares in any year or in excess of the 250,000 share aggregate limit must be approved by the Compensation Committee or the Board of Directors.

In August 2007, our Board of Directors and Compensation Committee adopted general equity compensation grant guidelines regarding the timing of granting equity compensation awards to company employees, including executive officers. The guidelines provide that while we intend to follow the timing guidelines to the extent possible, our Board of Directors, the Compensation Committee or the stock option committee may issue equity compensation grants at a different time if doing so would be in the best interests of our company, our stockholders and our employees.

The equity compensation grant guidelines provide that awards will generally be granted on the 10 th day of the calendar month (or the next business day, if the 10th day is not a business day). The grant date of the award will be the date that the exercise price (determined as the closing price for our company’s common stock on the Nasdaq Stock Market) and vesting date are set. Awards may be approved in advance of the grant date for that month. Award approvals by the Compensation Committee generally will be made at an in-person or telephonic committee meeting. If an award is approved by unanimous written consent, the effective date of such written consent will be the date the last signature is obtained.

The guidelines apply to awards for both new and existing employees, including executive officers. The grant date for new employees will generally be the 10th day of the month following the date the award is approved, provided that the grant date cannot be prior to the employee’s first day of employment. The guidelines provide that, in the case of the annual equity compensation award to all or any subset of existing employees, the grant date will be the date of our company’s annual meeting of stockholders for such year. In the case of awards to executive officers (including the annual award), if our company’s “insider trading window” is not then open, then the grant date shall be the day the insider trading window next opens. In 2008, the annual equity compensation grant was made on our company’s annual meeting date, which was May 27, 2008. Our company’s “insider trading window” was open on that date.

The Compensation Committee has not granted, nor does it intend to grant in the future, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, our Compensation Committee has not timed, nor does it intend to time in the future, the release of material nonpublic information based on equity award grant dates.

Form of Equity Compensation Awards

On an annual basis, our Compensation Committee approves an annual equity compensation award to our employees, including our executive officers, under our 1997 Stock Plan. We intend that equity awards granted under our 1997 Stock Plan will offer long-term incentives to our employees to remain with our company and continue to perform well, and will reward each of our employees, including our executive officers, by participating in our company’s success. We regard our equity award program as an important tool for retaining and motivating our employees.

Historically, we granted equity awards to our employees in the form of stock options. However, because of the evolution of the accounting treatment of certain types of awards, particularly as a result of SFAS 123R, Share Based Payment , which requires a company to recognize as an expense the fair value of stock options and other stock-based compensation granted to employees, the Compensation Committee has determined that it is in the best interests of our stockholders to consider issuing forms of equity compensation other than stock options in order to limit to the extent possible the amount of compensation expense our company must record and the resulting negative impact on our earnings and earnings per share.

From time to time, the Compensation Committee has reviewed recommendations presented by management, and also consulted with Compensia, the independent management compensation consulting firm that it had retained, regarding key trends and observations for equity compensation practices by peer companies. For example, after reviewing these recommendations and trends in 2006, the Compensation Committee elected to grant equity compensation awards in an overall amount that was reduced from the prior year’s stock option grant. In addition, the 2006 award did not consist of stock options, but rather consisted of two components: (i) stock appreciation rights, or SARs, and (ii) performance shares. Since that time, the Compensation Committee continued this practice and has granted SARs and performance shares in lieu of stock options as part of the annual equity compensation award to our employees.

Each SAR entitles the employee to exercise the SAR in exchange for shares of our common stock, less applicable withholding tax obligations, determined by (1) multiplying (A) the difference between the fair market value of a share of our common stock on the date of exercise over the stated exercise price of the SAR, times (B) the number of shares with respect to which the SAR is exercised; and (2) dividing the product of (A) and (B) by the fair market value of a share of our common stock on the date of exercise. Thus, as with stock options, employees are able to profit from SARs only if our stock price increases in value over the SAR’s stated exercise price. We believe that the use of these stock-settled SARs will provide our company with an appropriate employee retention and motivation tool, but will result in considerably less dilution to our stockholders than if we issued stock options or did not mandate a “net exercise.”

We also believe that the use of performance shares provides a more predictable value to employees than stock options, and therefore they are an efficient tool to retain and motivate employees, while also serving as an incentive to increase the value of our common stock. Performance shares also may be efficient with respect to the use of our 1997 Stock Plan share reserves because, as explained below, we believe that fewer performance shares are needed to provide a retention and incentive value similar to stock options.

In 2008, the amount of the equity compensation award to each employee, including each executive officer, was determined based on information obtained from management (and in the case of our Chief Executive Officer, the Compensation Committee and our Board of Directors), with a view to motivating the employee to perform well, while meeting internal and external competitive norms. In 2008, the Compensation Committee allocated to each executive officer a total number of shares, of which two thirds were allocated to SARs and one third was allocated to performance shares. This results in the employee being eligible to receive only one third of the number of performance shares when compared to SARs. While both SARs and performance shares are subject to vesting over a four-year period, the

Compensation Committee realized that performance shares retain value even if the market price of our common stock at the time the shares are issued is less than the market price at the time of grant. Thus, as with grants made in the prior two years, the Compensation Committee determined that, for 2008, it would be appropriate to grant performance shares on a pro rated basis when compared with SARs.

Stock Ownership Guidelines

In 2007, our Board of Directors determined that our directors and executive officers should own and hold common stock of our company to further align their interests and actions with the interests of our stockholders. Accordingly, our Board of Directors has adopted stock ownership guidelines applicable to our directors and executive officers. The guidelines provide that directors who are not also officers of our company are expected to own and hold common stock of our company with a minimum of value of $100,000. In addition, the following guidelines apply to our executive officers:

Position	Minimum Ownership Guideline
CEO:	Shares with a value equal to 5 times base salary

President, COO, CFO:	Shares with a value equal to 3 times base salary

Senior Vice President:	Lesser of 20,000 shares or shares with a value equal to one times base salary

Company common stock that will count towards satisfying the guidelines includes:

•

Shares owned outright by the director or executive officer and his or her immediate family members who share the same household, whether held individually or jointly, and shares held in trust where the director or executive officer is the beneficial owner;

•	Shares owned outright and resulting from the exercise of stock options or SARs; and

•	Shares purchased in the open market.

Directors and executive officers are expected to achieve the specified stock ownership level within five years after the August 2007 adoption date of the guidelines, in the case of persons who were directors or officers as of that date, or five years after the date of their appointment as a director or executive officer, in the case of new appointments. Currently, four of seven non-employee directors, four of seven executive officers and four of five Named Executive Officers exceed these ownership guidelines.

Generally Available Benefits and Other Programs

We also offer a number of other benefits to our employees, including our executive officers, including medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, and employee assistance programs. We also maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our company does not offer matching for 401(k) Plan contributions, nor does our company offer a pension program, except as mandated by local laws.

We believe that the availability of these benefits programs generally enhances employee productivity and loyalty to our company. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Chief Executive Officer Compensation for 2008

The Compensation Committee, in consultation with our Board of Directors, sets our Chief Executive Officer’s compensation in accordance with the foregoing principles. As in past years, for 2008 and continuing in 2009, our Chief Executive Officer received a low salary when compared to other officers of our company and chief executive officers of our peer companies. However, the Compensation Committee has determined that in the case of Mr. Oshman, weighing our Chief Executive Officer’s compensation very heavily towards equity compensation is an appropriate method to continue to align his interests with our company’s long-term goals and the interests of our stockholders.

Employment Arrangements

Generally, none of our executive officers is subject to an employment or comparable agreement. However, our Senior Vice President–General Manager/Service Provider Group, Fredrick H. Bruggink, is the subject of an employment agreement in accordance with Dutch law with our Netherlands subsidiary, Echelon BV. Under Dutch law, if Mr. Bruggink’s employment is terminated unilaterally by our company prior to the Dutch statutory retirement age, a severance payment, which is typically paid in a lump sum, will be calculated as the product of (A) the number of the employee’s years of employment (provided that when the employee is between 40 and 50 years of age, each year is considered as 1.5 employment years, and when the employee is above 50 years of age, each year is considered as two employment years,) multiplied by (B) the employee’s average gross monthly earnings (fixed salary including holiday allowance) over a certain immediately preceding period (typically one year), and multiplied by (C) a factor between 0 and 2 (which is normally 1) based on the employee’s perceived “culpability” for the termination. Under Dutch law, the period in clause (B) and the factor in clause (C) are to be mutually agreed by the employer and the employee, provided that if agreement is not reached, then the issues will be submitted to the Director of the Centre of Labor & Income or the Cantonal Court (Kantongerecht) in the Netherlands.

In June 2008, our Board of Directors approved modifications to the forms of equity award agreements under our 1997 Stock Plan. Under these modifications, if within twelve months following a change in control of our company, an employee of our Company or our subsidiaries at the level of Vice President and above is subject to an involuntary (not for cause) termination within the meaning of our 1997 Stock Plan, then certain equity compensation awards of that employee would become fully vested. We believe this feature is consistent with the practice at peer companies.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Echelon specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2008. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Echelon’s Proxy Statement for its 2009 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee of the Board of Directors of Echelon.

Armas Clifford Markkula, Jr.
Richard M. Moley, Chairman
Betsy Rafael

Summary Compensation Table

The following table shows compensation information for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 for the named executive officers (the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Grants ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
M. Kenneth Oshman Chairman of the Board and Chief Executive Officer	2008	109,583	—		828,906	590,229	—	—		1,528,718
	2007	105,000	—		323,847	332,927	—	—		761,774
	2006	100,000	—		272,515	235,978	—	—		608,493

Oliver R. Stanfield Executive Vice President & Chief Financial Officer	2008	358,750	—		382,477	342,479	—	—		1,083,706
	2007	345,000	—		156,815	175,865	—	—		677,680
	2006	329,583	—		118,276	84,003	—	—		531,862

Frederik H. Bruggink (2) Senior Vice President and General Manager - Service Provider Group	2008	477,999	—		340,034	296,901	—	48,994	(3)	1,163,928
	2007	417,809	—		125,917	137,153	—	45,511	(4)	726,390
	2006	363,374	24,028	(5)	71,374	58,802	—	41,429	(6)	559,007

Russell Harris Senior Vice President of Operations	2008	343,750	—		305,326	287,646	—	—		936,722
	2007	330,000	—		107,031	137,153	—	—		574,184
	2006	313,750	—		75,574	58,802	—	—		448,126

Kathleen B. Bloch Senior Vice President and General Counsel	2008	356,000	—		264,056	233,655	—	—		853,711
	2007	343,693	—		101,661	123,108	—	—		568,462
	2006	326,000	—		67,829	58,802	—	—		452,631

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures) for the applicable fiscal year, in accordance with SFAS 123R, and thus may include amounts for awards granted in and prior to the applicable fiscal year. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.
(2)	Mr. Bruggink’s compensation, consisting of salary, bonus, and amounts included in “All Other Compensation,” was paid in euros. Translation of compensation into U.S. dollars is made using the exchange rate in effect on the date of payment.
(3)	Includes €9,650 (approximately $13,933) contribution to private pension plan and car allowance of €23,700 (approximately $35,061).
(4)	Includes contribution to €9,650 (approximately $13,893) private pension plan and car allowance of €23,040 (approximately $31,618).
(5)	This bonus payment was granted by our Board of Directors to Mr. Bruggink in recognition of his contributions to our NES business in fiscal 2005.
(6)	Includes €9,650 (approximately $12,508) contribution to private pension plan and car allowance of €23,040 (approximately $28,921). Does not include €863 (approximately $1,060) paid in the fiscal year ended December 31, 2006 and earned in the fiscal year ended December 31, 2005.

Grants of Plan-Based Awards in 2008

The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2008 under any plan. All awards were granted under our 1997 Stock Plan. Except as set forth in the footnotes to the below table, see “Outstanding Equity Awards at 2008 Fiscal Year-End” regarding the vesting of each award grant.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (32)
			Threshold (#)	Target (#)	Maximum (#)
M. Kenneth Oshman	02/11/2008	02/07/2008	—	28,153	—	—		—		—	13.32	374,998
	05/27/2008	05/20/2008	—	—	—	25,000	(2)	—		—	13.32	333,000
	05/27/2008	05/20/2008	—	—	—	—		75,000	(3)	13.32	13.32	492,939
	10/23/2008	—	—	—	—	25,000	(4)	—		—	7.78	194,500
	12/17/2008	—	—	—	—	—		50,000	(5)	7.69	7.69	5	(33)
	12/17/2008	—	—	—	—	—		18,750	(6)	7.69	7.69	2	(33)
	12/17/2008	—	—	—	—	—		56,250	(7)	7.69	7.69	32,396	(33)
	12/17/2008	—	—	—	—	—		150,000	(8)	7.69	7.69	97,665	(33)
	12/17/2008	—	—	—	—	—		120,000	(9)	7.69	7.69	313,716	(33)
	12/17/2008	—	—	—	—	—		100,000	(10)	7.69	7.69	10	(33)
	12/17/2008	—	—	—	—	—		125,000	(11)	7.69	7.69	13	(33)

Oliver R. Stanfield	02/11/2008	02/07/2008	—	6,456	—	—		—		—	13.32	85,994
	05/27/2008	05/20/2008	—	—	—	12,500	(2)	—		—	13.32	166,500
	05/27/2008	05/20/2008	—	—	—	—		37,500	(3)	13.32	13.32	246,470
	10/23/2008	—	—	—	—	15,000	(4)	—		—	7.78	116,700
	12/17/2008	—	—	—	—	—		25,000	(12)	7.69	7.69	3	(33)
	12/17/2008	—	—	—	—	—		12,500	(13)	7.69	7.69	1	(33)
	12/17/2008	—	—	—	—	—		80,000	(14)	7.69	7.69	209,144	(33)
	12/17/2008	—	—	—	—	—		50,000	(15)	7.69	7.69	42,540	(33)
	12/17/2008	—	—	—	—	—		50,000	(16)	7.69	7.69	5	(33)

Frederik H. Bruggink	02/11/2008	02/07/2008	—	6,461	—	—		—		—	13.32	86,061
	05/27/2008	05/20/2008	—	—	—	11,250	(2)	—		—	13.32	149,850
	05/27/2008	05/20/2008	—	—	—	—		33,750	(3)	13.32	13.32	221,822
	10/23/2008	—	—	—	—	15,000	(4)	—		—	7.78	116,700
	12/17/2008	—	—	—	—	—		20,000	(17)	7.69	7.69	5,652	(33)
	12/17/2008	—	—	—	—	—		60,000	(18)	7.69	7.69	156,858	(33)
	12/17/2008	—	—	—	—	—		50,000	(19)	7.69	7.69	42,540	(33)
	12/17/2008	—	—	—	—	—		30,001	(20)	7.69	7.69	3	(33)

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (32)
			Threshold (#)	Target (#)	Maximum (#)
Russell Harris	02/11/2008	02/07/2008	—	4,091	—	—		—		—	13.32	54,492
	05/27/2008	05/20/2008	—	—	—	11,250	(2)	—		—	13.32	149,850
	05/27/2008	05/20/2008	—	—	—	—		33,750	(3)	13.32	13.32	221,822
	10/23/2008	—		—	—	15,000	(4)	—		—	7.78	116,700
	12/17/2008	—		—	—	—		22,500	(21)	7.69	7.69	2	(33)
	12/17/2008	—		—	—	—		11,250	(22)	7.69	7.69	1	(33)
	12/17/2008	—		—	—	—		26,250	(23)	7.69	7.69	15,116	(33)
	12/17/2008	—		—	—	—		17,500	(24)	7.69	7.69	10,931	(33)
	12/17/2008	—		—	—	—		5,577	(25)	7.69	7.69	187	(33)
	12/17/2008	—		—	—	—		2,354	(26)	7.69	7.69	4,825	(33)
	12/17/2008	—		—	—	—		62,836	(27)	7.69	7.69	6	(33)

Kathleen B. Bloch	02/11/2008	02/07/2008	—	4,091	—	—		—		—	13.32	54,492
	05/27/2008	05/20/2008	—	—	—	8,750	(2)	—		—	13.32	116,650
	05/27/2008	05/20/2008	—	—	—	—		26,250	(3)	13.32	13.32	172,528
	10/23/2008	—		—	—	15,000	(4)	—		—	7.78	116,700
	12/17/2008	—						17,500	(28)	7.69	7.69	2	(33)
	12/17/2008	—						8,750	(29)	7.69	7.69	1	(33)
	12/17/2008	—						26,250	(30)	7.69	7.69	15,117	(33)
	12/17/2008	—						35,000	(31)	7.69	7.69	22,789	(33)

(1)	The target amounts shown reflect estimated payouts pursuant to performance share grants, the vesting of which is subject to specific performance requirements of our company. See “Outstanding Equity Awards at 2008 Fiscal Year-End,” footnotes (14) and (34).
(2)	The amount shown reflects a performance share grant under our 1997 Stock Plan, which vests as to one-fourth of the shares on May 27, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(3)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan, which vests as to one-fourth of the shares on May 27, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(4)	The amount shown reflects a performance share grant under our 1997 Stock Plan, which vests as to one-fourth of the shares on October 23, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(5)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to our option exchange program in 2008 (the “Exchange Program”), such grant was issued in exchange for a 75,000 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. See “Executive Compensation and Related Matters—Compensation Discussion and Analysis—Amended and Restated 1997 Stock Plan” for a description of the Exchange Program.
(6)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 56,250 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share.
(7)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 56,250 share stock appreciation right granted on October 31, 2006, and re-priced from $8.43 per share to $7.69 per share.
(8)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 150,000 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share.
(9)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 120,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share.
(10)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 200,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share.

(11)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 250,000 share stock option granted on February 23, 2001, and re-priced from $16.688 per share to $7.69 per share.
(12)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 37,500 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share.
(13)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 37,500 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share.
(14)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 80,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share.
(15)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 50,000 share stock option granted on April 10, 2001, and re-priced from $11.61 per share to $7.69 per share.
(16)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 100,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share.
(17)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 20,000 share stock option granted on September 20, 2002, and re-priced from $10.52 per share to $7.69 per share.
(18)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 60,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share.
(19)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 50,000 share stock option granted on April 10, 2001, and re-priced from $11.61 per share to $7.69 per share.
(20)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 60,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share.
(21)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 33,750 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share.
(22)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 33,750 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share.
(23)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 26,250 share stock appreciation right granted on October 31, 2006, and re-priced from $8.43 per share to $7.69 per share.
(24)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 17,500 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share.
(25)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 5,577 share stock appreciation right granted on April 22, 2005, and re-priced from $8.52 per share to $7.69 per share.
(26)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 2,354 share stock option granted on April 22, 2005, and re-priced from $8.52 per share to $7.69 per share.
(27)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 125,672 share stock option granted on September 4, 2001, and re-priced from $16.44 per share to $7.69 per share.
(28)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 26,250 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share.
(29)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 26,250 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share.
(30)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 26,250 share stock appreciation right granted on October 31, 2006, and re-priced from $8.43 per share to $7.69 per share.
(31)	The amount shown reflects a grant of a stock appreciation right under our 1997 Stock Plan. Pursuant to the Exchange Program, such grant was issued in exchange for a 35,000 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share.
(32)	Reflects the grant date fair value of each equity award computed in accordance with SFAS 123R (disregarding an estimate of forfeitures). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers upon exercise or sale of such award.
(33)	This amount represents the difference between the original grant date fair value and the grant date fair value of the amended and re-priced award under the Exchange Program.

Outstanding Equity Awards at 2008 Fiscal Year-End

The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2008. All awards were granted under our 1997 Stock Plan.

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
		Exercisable		Unexercisable
M. Kenneth Oshman	12/17/2008	—		50,000	(1)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		18,750	(2)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		56,250	(3)	—	7.69	12/17/2012	—		—	—		—
	12/17/2008	—		150,000	(4)	—	7.69	12/17/2011	—		—	—		—
	12/17/2008	—		120,000	(5)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		100,000	(6)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		125,000	(7)	—	7.69	12/17/2010	—		—	—		—
	09/10/2007	—		—		—	—	—	14,062	(8)	114,605	—		—
	05/27/2008	—		—		—	—	—	25,000	(9)	203,750
	10/23/2008	—		—		—	—	—	25,000	(10)	203,750
	10/31/2006	—		—		—	—	—	—		—	18,750	(12)	152,813
	02/08/2007	—		—		—	—	—	—		—	35,593	(13)	290,083
	02/11/2008	—		—		—	—	—	—		—	28,153	(14)	229,447

Oliver R. Stanfield	08/15/2005	37,500	(15)	12,500	(15)	—	8.19	08/15/2010	—		—	—		—
	10/31/2006	18,750	(16)	18,750	(16)	—	8.43	10/31/2011	—		—	—		—
	12/17/2008	—		25,000	(17)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		12,500	(18)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		80,000	(19)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		50,000	(20)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		50,000	(21)	—	7.69	12/17/2010	—		—	—		—
	08/15/2005	—		—		—	—	—	4,166	(22)	33,953	—		—
	09/10/2007	—		—		—	—	—	9,375	(23)	76,406	—		—
	05/27/2008	—		—		—	—	—	12,500	(9)	101,875
	10/23/2008	—		—		—	—	—	15,000	(10)	122,250
	10/31/2006	—		—		—	—	—	—		—	12,500	(12)	101,875
	02/08/2007	—		—		—	—	—	—		—	9,322	(13)	75,974
	02/11/2008	—		—		—	—	—	—		—	6,456	(14)	52,616

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
		Exercisable		Unexercisable
Frederik H. Bruggink	08/15/2005	35,000	(24)	—		—	8.19	08/15/2010	—		—	—		—
	10/31/2006	13,126	(16)	13,124	(15)	—	8.43	10/31/2011	—		—	—		—
	09/10/2007	8,438	(25)	25,312	(25)	—	27.80	09/10/2012	—		—	—		—
	05/27/2008	—		33,750	(26)	—	13.32	05/27/2013	—		—	—		—
	12/17/2008	—		20,000	(27)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		60,000	(28)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		50,000	(29)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		30,001	(30)	—	7.69	12/17/2010	—		—	—		—
	08/15/2005	—		—		—	—	—	2,916	(31)	23,765	—		—
	10/31/2006	—		—		—	—	—	4,374	(32)	35,648	—		—
	09/10/2007	—		—		—	—	—	8,437	(33)	68,762	—		—
	05/27/2008	—		—		—	—	—	11,250	(9)	91,688	—		—
	10/23/2008	—		—		—	—	—	15,000	(10)	122,250	—		—
	02/08/2007	—		—		—	—	—	—		—	8,284	(13)	67,515
	02/11/2008	—		—		—	—	—	—		—	6,461	(34)	52,657

Russell Harris	12/17/2008	—		22,500	(35)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		11,250	(36)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		26,250	(37)	—	7.69	12/17/2012	—		—	—		—
	12/17/2008	—		17,500	(38)	—	7.69	12/17/2011	—		—	—		—
	12/17/2008	—		5,577	(39)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		2,354	(40)	—	7.69	12/17/2010	—		—	—		—
	12/17/2008	—		62,836	(41)	—	7.69	12/17/2010	—		—	—		—
	08/15/2005	—		—		—	—	—	2,916	(31)	23,765	—		—
	10/31/2006	—		—		—	—	—	4,374	(32)	35,648	—		—
	09/10/2007	—		—		—	—	—	8,437	(33)	68,762	—		—
	05/27/2008	—		—		—	—	—	11,250	(9)	91,688	—		—
	10/23/2008	—		—		—	—	—	15,000	(10)	122,250	—		—
	02/08/2007	—		—		—	—	—	—		—	5,932	(13)	48,346
	02/11/2008	—		—		—	—	—	—		—	4,091	(14)	33,342

Kathleen B. Bloch	02/03/2003	150,000	(42)	—		—	10.00	02/01/2013	—		—	—		—
	12/17/2008	—		17,500	(43)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		8,750	(44)	—	7.69	12/17/2013	—		—	—		—
	12/17/2008	—		26,250	(37)	—	7.69	12/17/2012	—		—	—		—
	12/17/2008	—		35,000	(45)	—	7.69	12/17/2011	—		—	—		—
	08/15/2005	—		—		—	—	—	2,916	(31)	23,765	—		—
	10/31/2006	—		—		—	—	—	4,374	(32)	35,648	—		—
	09/10/2007	—		—		—	—	—	6,562	(46)	53,480	—		—
	05/27/2008	—		—		—	—	—	8,750	(9)	71,313	—		—
	10/23/2008	—		—		—	—	—	15,000	(10)	122,250	—		—
	02/08/2007	—		—		—	—	—	—		—	5,932	(13)	48,346
	02/11/2008	—		—		—	—	—	—		—	4,091	(14)	33,342

(1)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 75,000 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(2)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 56,250 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(3)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 56,250 share stock appreciation right granted on October 31, 2006, and re-priced from $8.43 per share to $7.69 per share. The shares vest at the rate of one-third of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(4)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 150,000 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share. The shares vest at the rate of one-half of the shares on each of December 17, 2009 and December 17, 2010, subject to the employee’s continued employment with our company.
(5)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 120,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(6)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 200,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(7)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 250,000 share stock option granted on February 23, 2001, and re-priced from $16.688 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(8)	This performance share grant was originally for 18,750 shares and subject to vesting at the rate of one-fourth of the shares on September 10, 2008 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 4,688 of such performance shares were issued and released on September 10, 2008.
(9)	This performance share grant is subject to vesting at the rate of one-fourth of the shares on May 27, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(10)	This performance share grant is subject to vesting at the rate of one-fourth of the shares on October 23, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(11)	The market value is based on the $8.15 per share closing price of our common stock on December 31, 2008.
(12)	Vesting of this performance share grant is subject to specific performance requirements of our company. The performance requirement is such that we must have achieved (calculated as of the date of announcement of our quarterly earnings) cumulative profitability over four consecutive quarters, calculated on a non-GAAP basis excluding equity compensation or any other extraordinary expense, as reasonably determined by the Compensation Committee of our Board of Directors, at some point during the four year time-based vesting period. If the performance requirement is met, then the time-based vesting will be credited as of such date and will continue on the original schedule. The original vesting schedule is that one-fourth of the shares will vest on October 31, 2007 and each one-year anniversary thereafter. If the performance requirement is never achieved during the four year time-based vesting period, then the performance shares granted will not vest and will be returned to our 1997 Stock Plan. If all or substantially all of our stock or assets are acquired, then the performance requirement will automatically be eliminated, but the time-based vesting will continue. Vesting is also subject to the employee’s continued employment with our company through the applicable vesting date.
(13)	Vesting of this performance share grant is subject to specific performance requirements of our company. The performance requirement is such that within three years from the February 8, 2007 date of grant, we must have achieved (calculated as of the date of announcement of our quarterly earnings) at least two consecutive quarters of profitability, calculated on a non-GAAP basis excluding equity compensation or any other extraordinary expense, as reasonable determined by the Compensation Committee of our Board of Directors. If the performance requirement is met, then all of the shares will be issued, subject to such executive officer continuing to be employed by our company as of the end of the second consecutive quarter of profitability. If the performance requirement is not met during the three-year period, then the performance shares granted will not vest and will be returned to our 1997 Stock Plan. If all or substantially all of our stock or assets are acquired, then the performance requirement will automatically be eliminated and the performance shares shall vest.
(14)	Vesting of this performance share grant is subject to specific performance requirements of our company, in each case subject to such adjustments as the Compensation Committee of our Board of Directors may reasonable determine to reflect the effect of acquisitions, other extraordinary transactions and the like, and in each case determined as of the March 16, 2009 filing date of our Annual Report on Form 10-K for the year ended December 31, 2008: (i) one-half of the allocated performance shares will vest if reported operating profit for our company is at least $3.0 million for the fiscal year ended December 31, 2008, and (ii) one-half of the allocated performance shares will vest if reported operating profit for our company is at least $6.0 million for the fiscal year ended December 31, 2008.

(15)	This option is subject to vesting at the rate of one-fourth of the shares on August 15, 2006 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(16)	This stock appreciation right is subject to vesting at the rate of one-fourth of the shares on October 31, 2007 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(17)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 37,500 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(18)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 37,500 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(19)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for an 80,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(20)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 100,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(21)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 50,000 share stock option granted on April 10, 2001, and re-priced from $11.61 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(22)	This performance share grant was originally for 16,667 shares and subject to vesting at the rate of one-fourth of the shares on August 15, 2006 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 4,167 of such performance shares were issued and released on each of August 15, 2006, August 15, 2007 and August 15, 2008.
(23)	This performance share grant was originally for 12,500 shares and subject to vesting at the rate of one-fourth of the shares on September 10, 2008 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 3,125 of such performance shares were issued and released on September 10, 2008.
(24)	This option is subject to vesting at the rate of one-fourth of the shares on August 15, 2006 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. The option agreement permits exercise prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.
(25)	This stock appreciation right is subject to vesting at the rate of one-fourth of the shares on September 10, 2008 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(26)	This stock appreciation right is subject to vesting at the rate of one-fourth of the shares on May 27, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(27)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 20,000 share stock option granted on September 20, 2002, and re-priced from $10.52 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(28)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 60,000 share stock option granted on March 17, 2004, and re-priced from $10.89 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(29)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 50,000 share stock option granted on April 10, 2001, and re-priced from $11.61 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(30)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 60,000 share stock option granted on February 22, 2002, and re-priced from $16.35 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(31)	This performance share grant was originally for 11,667 shares and subject to vesting at the rate of one-fourth of the shares on August 15, 2006 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 2,917 of such performance shares were issued and released on each of August 15, 2006, August 15, 2007 and August 15, 2008.
(32)	This performance share grant was originally for 8,750 shares and subject to vesting at the rate of one-fourth of the shares on October 31, 2007 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 2,188 of such performance shares were issued and released on each of October 31, 2007 and October 31, 2008.
(33)	This performance share grant was originally for 11,250 shares and subject to vesting at the rate of one-fourth of the shares on September 10, 2008 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 2,813 of such performance shares were issued and released on September 10, 2008.
(34)

Vesting of this performance share grant is subject to specific performance requirements of our company, in each case subject to such adjustments as the Compensation Committee of our Board of Directors may reasonable determine to reflect the effect of acquisitions, other extraordinary transactions and the like, and in each case determined as of the March 16, 2009 filing date of our Annual Report on Form 10-K for the year ended December 31, 2008: (i) one-fourth of the allocated performance shares will vest if reported operating profit for our company is at least $3.0 million for the fiscal year ended December 31, 2008, (ii) one-fourth of the allocated performance shares will vest if reported operating profit for our company is at least $6.0 million for the fiscal year ended December 31, 2008, (iii) one-fourth of the allocated performance shares will vest if reported revenue for our company’s NES business is at least $110 million for the fiscal year ended December 31, 2008, and (iv) one-fourth of the allocated performance shares will vest if reported revenue for our company’s NES business is at least $119.5 million for the fiscal year ended December 31, 2008.

(35)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 33,750 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(36)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 33,750 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(37)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 26,250 share stock appreciation right granted on October 31, 2006, and re-priced from $8.43 per share to $7.69 per share. The shares vest at the rate of one-third of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(38)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 17,500 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share. The shares vest at the rate of one-half of the shares on each of December 17, 2009 and December 17, 2010, subject to the employee’s continued employment with our company.
(39)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 5,577 share stock appreciation right granted on April 22, 2005, and re-priced from $8.52 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(40)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 2,354 share stock option granted on April 22, 2005, and re-priced from $8.52 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(41)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 125,672 share stock option granted on September 4, 2001, and re-priced from $16.44 per share to $7.69 per share. The shares vest as to 100% of the shares on December 17, 2009, subject to the employee’s continued employment with our company.
(42)	This option was originally subject to vesting at the rate of one-fourth of the shares on the first anniversary of the grant date and monthly thereafter over the next 36 months. The vesting of this option was accelerated in full by our Board of Directors on November 18, 2005 to eliminate future stock compensation expense that we would otherwise have been required to recognize.
(43)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 26,250 share stock appreciation right granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(44)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 26,250 share stock appreciation right granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vest at the rate of one-fourth of the shares on December 17, 2009 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company.
(45)	This stock appreciation right was issued pursuant to the Exchange Program in exchange for a 35,000 share stock option granted on August 15, 2005, and re-priced from $8.19 per share to $7.69 per share. The shares vest at the rate of one-half of the shares on each of December 17, 2009 and December 17, 2010, subject to the employee’s continued employment with our company.
(46)	This performance share grant was originally for 8,750 shares and subject to vesting at the rate of one-fourth of the shares on September 10, 2008 and each one-year anniversary thereafter, subject to the employee’s continued employment with our company. 2,188 of such performance shares were issued and released on September 10, 2008.

Option Exercises and Stock Vested for Fiscal 2008

The table below shows all stock options and SARs exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
M. Kenneth Oshman	—	—	37,947	509,887
Oliver R. Stanfield	—	—	17,269	228,977
Frederik H. Bruggink	—	—	16,295	204,731
Russell Harris	—	—	13,461	166,217
Kathleen B. Bloch	—	—	12,836	158,498

(1)	The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, the following directors were members of Echelon’s Compensation Committee: Armas Clifford Markkula, Jr., Robert R. Maxfield, Richard M. Moley and Betsy Rafael. Other than Robert R. Maxfield, who resigned from the Compensation Committee on April 28, 2008 and served as Senior Vice President of Products of our company from April 28, 2008 until October 3, 2008, none of these directors has at any time been an officer or employee of Echelon. None of Echelon’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Echelon’s Board of Directors or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

Our Corporate Governance Guidelines require our directors to take a proactive, focused approach to their position and to set standards that ensure that our company is committed to business success through the maintenance of the highest standards of responsibility and ethics. Thus, our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Echelon’s preference to avoid related party transactions.

The charter of our Audit Committee requires that the members of the Audit Committee, all of whom are independent directors, review and approve in advance all related party transactions for which approval is required under applicable law. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Echelon;

•	any person who is known to be the beneficial owners of more than 5% of our common stock;

•

any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Certain Relationships

Loans to Employees

On October 29, 2001, we loaned Russell Harris, our Senior Vice President of Operations, $1,000,000 in connection with his principal residence. Mr. Harris issued to us a promissory note secured by residential real estate. The note bears interest at the rate of 4.5% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the nine year term of the note, and the principal is due and payable on October 29, 2010, subject to earlier repayment upon the occurrence of certain events. The terms of this loan have never been amended.

Agreements with ENEL

In June 2000, we began working with the Italian utility Enel to incorporate our technology into Enel’s Contatore Elettronico project. Under this project, Enel replaced its existing stand-alone electricity meters with advanced, networked electricity meters at over 27 million of its customers’ locations in Italy. We completed our scheduled deliveries under this project in 2005. In October 2006, we entered into a new development and supply agreement and a software enhancement agreement with Enel. Under the development and supply agreement, Enel and its contract manufacturers purchase additional electronic components and finished goods from us. Under the software enhancement agreement, we provide software enhancements to Enel for use in the Contatore Elettronico system. The development and supply agreement expires in December 2011, and the software enhancement agreement expires in December 2009, although delivery of products and services can extend beyond those dates and the agreements may be extended under certain circumstances.

In June 2000, we entered into a stock purchase agreement with Enel pursuant to which Enel purchased 3.0 million newly issued shares of our common stock for $130.7 million. The closing of this stock purchase occurred on September 11, 2000. At the closing, Enel had agreed that it would not, except under limited circumstances, sell or otherwise transfer any of those shares for a specified time period. That time period expired September 11, 2003. To our knowledge, Enel has not disposed of any of its 3.0 million shares. The stock purchase agreement also gives Enel the right to nominate a member of our Board of Directors as long as Enel owns at least two million shares of our common stock. As a condition to the closing of the stock purchase agreement, our directors and our Chief Financial Officer agreed to enter into a voting agreement with Enel in which each of them agreed to vote the shares of our company’s common stock that they beneficially own or control in favor of Enel’s nominee to our Board of Directors. M. Francesco Tatò served as Enel’s representative on our Board of Directors from September 2000 until June 2002. Enel has not nominated a replacement for Mr. Tatò on our Board of Directors. In December 2005, Enel transferred to a related entity, Enel Investment Holding BV, its three million shares of our common stock. To our knowledge, Enel, through Enel Investment Holding BV, currently holds 3,000,000 shares of our common stock, representing 7.4% of our outstanding common stock as of March 23, 2009.

Pursuant to a registration rights agreement, dated September 11, 2000, between our company and Enel, Enel may, subject to certain conditions and limitations, request that we register the shares purchased under the common stock purchase agreement. In the event we elect to register any of our securities, Enel may, subject to certain limitations, include the shares purchased under the common stock purchase agreement in such registration.

Reimbursement of Travel Expenses

Mr. Oshman, our Chief Executive Officer, from time to time uses his private plane or private air travel services for company business for himself and any employees that accompany him. In August 2008, our Board of Directors approved a reimbursement arrangement whereby our company will reimburse Mr. Oshman for 50% of the costs incurred by Mr. Oshman for his private plane or charter aircraft travel on company business. These costs include flight charges (subject to any discounted rate that may apply), fuel, fuel surcharges, landing fees, crew costs and related expenses. Our Audit Committee regularly reviews these expenses. During 2008, we recognized a total of approximately $258,000 in expenses pursuant to this reimbursement arrangement. Historically, our company had reimbursed Mr. Oshman for the cost of first class commercial air travel services for himself and company employees who accompanied him on private aircraft travel.

Legal Services

During fiscal year 2008, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our company. Mr. Sonsini, a director of our company, is a member of Wilson Sonsini Goodrich & Rosati, P.C. We incur bills for legal services that vary from year to year depending upon our legal needs. In determining the independence of Mr. Sonsini, our Board of Directors reviews our relationship with Wilson Sonsini Goodrich & Rosati, P.C. in conjunction with the applicable independence guidelines under the applicable listing standards of the Nasdaq Stock Market and SEC rules.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Information

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2008, except that a late Form 4 was filed on behalf of Robert R. Maxfield on June 2, 2008 with respect to the release of performance shares on May 28, 2008.

No Incorporation by Reference

In Echelon’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of our Board of Directors” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Stockholder Proposals—2010 Annual Meeting

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and Echelon’s bylaws. For additional details and deadlines for submitting proposals, see “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement above. If you would like a copy of the requirements contained in our bylaws, please contact: Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Available Information

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 without charge by sending a written request to Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, Attention: Investor Relations. The annual report is also available online at www.echelon.com or the SEC’s website at www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our fiscal year 2008 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and KPMG LLP to help give the Audit Committee comfort in connection with its review.

2. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.echelon.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Robert J. Finocchio, Jr., Chairman

Robyn M. Denholm

Betsy Rafael

OTHER MATTERS

As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS

San Jose, California

April 3, 2009

APPENDIX A

ECHELON CORPORATION

MANAGEMENT BONUS PLAN

(Effective March 26, 2004)

-i-

(continued)

-ii-

ECHELON CORPORATION

MANAGEMENT BONUS PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan is effective as of March 26, 2004, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key members of management (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such members of management with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.3 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.4 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash Position” means as to any Performance Period, the Company’ s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.9 “Company” means Echelon Corporation, a Delaware corporation, or any successor thereto.

2.10 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.11 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.12 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of common shares outstanding, determined in accordance with U.S. GAAP.

2.13 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14 “Excluded Items” includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Committee.

2.15 “Fair Market Value” means the closing per share selling price for Shares, as quoted on the Nasdaq National Market for the date in question.

2.16 “Fiscal Year” means the fiscal year of the Company.

2.17 “Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.18 “Maximum Award” means as to any Participant for any Performance Period, $5,000,000.

2.19 “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

2.20 “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

2.21 “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations, determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

2.22 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.23 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.24 “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Committee in its sole discretion.

2.25 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a)Cash Position, (b) Earnings per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.26 “Plan” means the Echelon Corporation Management Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.27 “Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 65.

2.28 “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.

2.29 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.

2.30 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with U.S. GAAP.

2.31 “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.

2.32 “Shares” means shares of the Company’s common stock.

2.33 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.34 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.35 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

2.36 “U.S. GAAP” means generally accepted accounting principles in the United States.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment prior to the end of the Performance Period.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than 90 days after the end of the Performance Period during which the Award was earned.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state, local, foreign or other taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Echelon Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.

ECHELON CORPORATION

Dated: March 26, 2004	By:	/s/ M. Kenneth Oshman
	Name:	M. Kenneth Oshman
	Title:	Chairman of the Board and Chief Executive Officer

550 MERIDIAN AVENUE

SAN JOSE, CA 95126

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ECHELON CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS:

Nominees:

01) Robert J. Finocchio, Jr.

02) Armas Clifford Markkula, Jr.

03) Robert R. Maxfield

Vote On Proposals For Against Abstain

2. PROPOSAL TO REAPPROVE OUR MANAGEMENT BONUS PLAN.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

For address change/ comments, please check this box and write them on the back where indicated.

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This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10K/Wrap are available at www.proxyvote.com.

M12054

ECHELON CORPORATION

2009 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2009, and hereby appoints Kathleen B. Bloch and Oliver R. Stanfield, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Echelon Corporation to be held on Tuesday, May 14, 2009, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, CA 95126, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” THE REAPPROVAL OF OUR MANAGEMENT BONUS PLAN, “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

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